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                                                                    EXHIBIT 99.1

                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the accompanying Quarterly Report on Form 10-Q of Onyx Software Corporation for the quarter ended March 31, 2003, the undersigned, Brent R. Frei, Chief Executive Officer and Chairman of the Board of Onyx Software Corporation, and Brian C. Henry, Executive Vice President and Chief Financial Officer of Onyx Software Corporation, each do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                  (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Onyx Software Corporation.

Date: May 15, 2003        By: /s/ BRENT R. FREI
                              --------------------------------------------------
                              Brent R. Frei, Chief Executive Officer
                              and Chairman of the Board

Date: May 15, 2003        By: /s/ BRIAN C. HENRY
                              --------------------------------------------------
                              Brian C. Henry, Executive Vice President and
                              Chief Financial Officer

         A signed original of this written statement required by Section 906 has been provided to Onyx Software Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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